                                       AGREEMENT

    This Agreement is made and entered into effective the 1st day of October, 1997, by and between L.G. ZANGANI, INC. ("LGZI") and E.COM INTERNATIONAL, INC. ("COMPANY").

    1. LGZI shall serve as financial public relations consultant to COMPANY during the term of this Agreement. In such capacity, LGZI shall (a) introduce COMPANY to segments of the financial community where it is not presently known;
(b) disseminate information regarding COMPANY, the content and form of which is approved by COMPANY, to the financial community; (c) prepare or review on behalf of COMPANY press releases, reports and other communications with and to shareholders, the investment community and the general public, the content and form of which is approved by COMPANY; and (d) arrange meetings between COMPANY officials and brokers, dealers, analysts, institutional investors and other investment community professionals.

    COMPANY acknowledges and agrees that LGZI will be serving other clients during the term of this Agreement and that the COMPANY shall not be entitled to the exclusive time and attention of the LGZI in the performance of its services hereunder. LGZI agrees to use its best efforts and professional expertise in performing services for COMPANY hereunder. The COMPANY further acknowledges and agrees that LGZI has the right to conduct such due diligence on COMPANY as it deems necessary. COMPANY and any of its officers and agents agree to fully cooperate with LGZI with regard to such due diligence. COMPANY agrees to provide LGZI with "10b-5" statement reasonably acceptable to LGZI for each dissemination of information intended for the public or reasonably likely to be disseminated to the public.

    2. The term of this Agreement shall commence on October 1, 1997, and end on March 31, 1998. The Agreement shall automatically be renewed for like terms unless and until terminated by either party, in writing, no later than 60 days before the end of the term. Notwithstanding anything to the contrary, LGZI may terminate this agreement at any time if in its opinion COMPANY has provided or caused to be provided false or misleading information to LGZI.

    3. As compensation for consulting services hereunder, COMPANY shall pay to LGZI on the first date of each month the sum of three thousand dollars ($3,000.00) per month, with the payment for each month of service to be made prior to the commencement of such service month. In addition, COMPANY shall reimburse LGZI for its reasonably out-of-pocket expenses incurred on behalf of and for the benefit of COMPANY, provided that COMPANY shall have the right to approve in advance any expenses proposed to be incurred which would involve reimbursement of more than $500.00 for any item or related group of items.

    4. In addition, COMPANY shall issue to Leonardo G. Zangani warrants to purchase up to a total of 50,000 shares of COMPANY common stock, subject to the following conditions:

         (a) Exercise price shall equal the closing price of the common stock on the trading day preceding the date of this agreement.

         (b) The warrants will expire at the close of business on September 30, 2002; and

         (c) The COMPANY will issue the warrants in increments of 10,000, the first of which will be issued on the date of this Agreement. Thereafter the COMPANY will issue warrants every six months so long as the COMPANY engages LGZI. If COMPANY terminates this Agreement, the COMPANY will issue a pro rata portion of warrants to LGZI up to the effective date of the termination.

    5. By executing hereof, Leonardo G. Zangani hereby agrees and acknowledges that the warrants to be issued by COMPANY hereunder and the shares of COMPANY Common Stock issueable upon exercise of such warrants are being offered and will be issued without registration or qualification under federal and state securities laws as pursuant to applicable exemptions from such registration and qualification requirements. In connection with the foregoing, Leonardo G. Zangani hereby represents and warrants to COMPANY as follows:

         (i) by reason of such his business and financial experience and knowledge, he has the capacity to evaluate the merits and risks of an investment in COMPANY and to protect his interests in connection with the issuance of warrants, the exercise of warrants and the issuance of Common Stock in connection herewith.

         (ii) he is acquiring the warrants and upon exercise of the warrants will acquire shares of Common Stock for his own account and not with a view to or for the sale in connection with any distribution of COMPANY's securities.

         (iii) he has received no offer of COMPANY securities by any form of general solicitation or general advertising including, but not limited to, any advertisement, article notice or any other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (iv) he is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

         (v) he will not offer, sell or otherwise transfer the warrants or the shares of Common Stock issuable upon exercise of the warrants unless such securities are registered or qualified under the Securities Act of 1933, as amended, and relevant state securities laws or an exemption from such registration or qualification requirements is applicable to such offer, sale or transfer.

    6. This Agreement contains the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements and agreements, whether written or oral. This agreement may be amended or altered and rights hereunder may be waived only by a written instrument signed by the party to be bound thereby.

    7. This Agreement shall be interpreted in accordance with the laws of the State of New Jersey applicable to contracts that are negotiated, executed and performed wholly within said state and without regard to any choice of laws principles applied under the laws of such state. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW JERSEY FOR ANY AND ALL DISPUTES ARISING UNDER THIS AGREEMENT AND THE PARTIES HEREBY WAIVE ANY AND ALL DEFENSES BASED ON PERSONAL JURISDICTION OF NEW JERSEY.

    8. This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which together shall constitute one and the same agreement.

    In Witness Whereof, the undersigned have executed this Agreement and as of the 1st day day of October, 1997.


L.G. Zangani, Inc.                     E.Com International, Inc.


By:/s/ Leonardo G. Zangani             By:/s/ William F. Stephens

   -----------------------------          ------------------------------
Name:  Leonardo G. Zangani             Name:  William F. Stephens
       -------------------                    -------------------
Title: President                       Title: President & CEO
      ---------                               ---------------